UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-27836 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street Science Park POB 455 Carmiel, Israel (Address of principal executive offices)	20100 (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: +972-4-988-9488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 22, 2008, the Company issued a press release announcing that it had achieved proof of concept results in an animal study conducted as part of its Acetylcholinesterase (AChE) Program. In addition, the Company announced that based on the positive preliminary results of the study, it has extended its agreement with Yissum Research and Development Company, the technology transfer arm of the Hebrew University of Jerusalem, Israel, to include a collaborative research program that will be conducted in the laboratory of Professor Hermona Soreq, a world leader in the field of Acetylcholinesterase research and Dean of the Faculty of Science at the Hebrew University. The Company’s Acetylcholinesterase (AChE) Program is being conducted under the agreement the Company entered into with Yissum and the Boyce Thompson Institute, Inc., which is affiliated with Cornell University, the execution of which was announced by the Company on August 8, 2007.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: January 22, 2008	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer